No. of Shares: __________________



                                RIO GRANDE, INC.

                    [FORM OF COMMON STOCK PURCHASE WARRANT]

         THIS WARRANT AND THE SHARES PURCHASABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES (REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL), OR AN OPINION OF THE COMPANY'S COUNSEL, STATING THAT SUCH SALE, TRANSFER, OR ASSIGNMENT IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

         FOR VALUE RECEIVED, _______________________ (the "Holder") is entitled to purchase from Rio Grande, Inc., a Delaware corporation, (the "Company"), subject to the terms and conditions herein set forth, at any time before 5:00 p.m. San Antonio, Texas time on September 15, 2002, or the first business day thereafter if such date is not a business day or such other date as may be established in accordance with the terms of this Warrant (September 15, 2002 or such other date being referred to herein as the "Expiration Date"), _________ of the shares of duly authorized, validly issued, fully paid and nonassessable Common Stock of the Company, $____ par value (the "Warrant Stock"), subject to adjustment of the number or kind of shares constituting Warrant Stock as hereinafter provided. The Holder is entitled to purchase the Warrant Stock for $.40 per share, subject to adjustment as hereinafter provided, (the "Exercise Price") and is entitled also to exercise the other appurtenant rights, powers, and privileges hereinafter set forth.

                            Article 1   Definitions.

         For all purposes of this Warrant, unless the context otherwise requires, the following terms have the following meanings:

         1.1 "Affiliate" shall mean, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified.

         1.2 "Anti-dilutive Incentive Options Shares" shall mean shares of Common Stock issued upon proper exercise of options outstanding under [Company Incentive Plans] on [reference date].

         1.3 "Common Stock" means the Company's authorized common stock, par value $.01 per share.

         1.4 "Company" means Rio Grande, Inc., a corporation organized and existing under the laws of the State of Delaware, and any successor corporation.

         1.5 "Exercise Price" means the exercise price for the Warrant Stock established in accordance with Article 4.

         1.6 "Existing Stock" shall have the meaning ascribed to that term in Section 4.4 hereof.

         1.7 "Expiration Date" means September 15, 2002, or the first business day thereafter if such date is not a business day, or such other date as may be established in accordance with the terms of this warrant.

         1.8 "Fair Market Value" in reference to the Common Stock means, in the event such stock is traded on a national securities exchange or in the over the counter market as reported by the National Association of Securities Dealers Automated Quotation System (stock being so traded or reported being referred to herein as "Publicly Traded"), the average closing bid price of such stock on the ten (10) trading days immediately preceding the date as of which such value is to be determined, and in the event the Common Stock is not so traded or reported, the value of such stock on an going-concern basis, as determined by the Board of Directors of the Company or an appraiser mutually acceptable to the Holder and the Company, the determination of such appraiser to be final in the absence of fraud or bad faith. In the event the Common Stock is not Publicly Traded, Fair Market Value in reference to a share of the Common Stock shall mean the Fair Market Value of the equity of the Company allocable to the issued Common Stock divided by the number of shares of Common Stock that would have been outstanding had (i) this Warrant, (ii) all options to purchase Common Stock, and (iii) all securities convertible into Common Stock at a price per share no greater than Fair Market Value, been exercised or converted on the date as of which value is to be determined (with appropriate adjustment by appraisal to reflect the proceeds of the assumed exercise or conversion of outstanding securities). As applicable to Warrants, Fair Market Value shall mean the Fair Market Value of the Common Stock subject to such Warrants minus the Exercise Price of such Warrants established in accordance with Article 4.

         1.9 "Holder" means [Initial Note Purchaser], and its successors or assigns as Holder of this Warrant.

         1.10 "Note" or "Notes" shall mean the 11.5% Subordinated Notes issued and sold by the Company in accordance with the terms of that certain Note Purchase Agreement dated as of September 15, 1995.

         1.11 "Person" means any natural person, sole proprietorship, general partnership, limited partnership, joint venture, trust, unincorporated organization, association, corporation, institution, private or governmental entity, or party.

         1.12    "Publicly Traded" has the meaning ascribed in Section 1.7.

         1.13 "Warrant" means this Warrant and any Warrants issued on or in substitution for this Warrant including warrants issued in exchange for this Warrant pursuant to Article 2 hereof.

         1.14 "Warrant Stock" means the shares of Common Stock or other securities acquired or to be acquired upon the exercise of the Warrant.

                       Article 2   Exercise of Warrant

         2.1 Partial Exercise. This Warrant may be exercised in whole or in part. In the event of a partial exercise, the Company shall execute and deliver to the Holder (or to such other Person as shall be designated in the Subscription Notice) a new Warrant covering the unexercised portion of the Warrant Stock.

         2.2 Procedure. To exercise this Warrant, the Holder shall deliver to the Company at its principal office:

                 (a) a written notice, in substantially the form of the Subscription Notice appearing at the end of this Warrant, of the Holder's election to exercise this Warrant;

                 (b) a check payable to the Company in the amount of the Exercise Price; and

                 (c)      this Warrant.

         The Company shall as promptly as practicable, an in any event within twenty (20) days after receipt of such notice, execute and deliver or cause to be executed and delivered one or more certificates representing the aggregate number of shares of Warrant Stock to which the Holder is entitled and, if this Warrant is exercised in part, a new Warrant as set forth in Section 2.1.

         2.3 Name and Effective Date. The stock certificate(s) so delivered shall be issued in the name of the Holder or such other name as shall be designated in the notice specified in Section 2.2. Such certificate(s) shall be deemed to have been issued and such Holder or any other Person so designated to be named therein shall be deemed for all purposes to have become a Holder of record of such shares as of the date the Company actually receives the notice specified in Section 2.2.

         2.4 Expenses. The Company shall pay all expenses, taxes, and other charges payable in connection with the preparation, issue, and delivery of such stock certificate(s), except that, in case such stock certificate(s) shall be registered in a name or names other than the name of the Holder of this Warrant, stock transfer taxes that are payable upon the issuance of such stock certificate(s) shall be paid by the Holder hereof.

         2.5 Legal Requirements. The Warrant Stock issued upon the exercise of this Warrant shall be validly issued, fully paid, and nonassessable.

         2.6 No Fractional Shares. The Company shall not issue a stock certificate representing any fraction of a share upon partial exercise by a Holder of such Holder's rights hereunder.

         2.7 Registration. The Company will keep at is principal office a register in the Company that will provide for the registration and transfer of the Warrant.
                            Article 3   Transfer

         3.1 Permitted Transfers. This Warrant shall be freely transferable, in whole or in part to any Affiliate of the Holder, subject to the limitations specified in Section 3.2 herein. This Warrant shall not be transferable to any other Person except in connection with the transfer or assignment, in whole or in part, of the Note or Notes registered in the name of the Holder, and subject to the limitations specified in Section 3.2 herein.

         3.2. Securities Laws. Neither this Warrant nor the Warrant Stock shall be transferable unless:

         (a) either a registration statement under the Securities Act of 1933 (the "1933 Act") is in effect covering the Warrant or the Warrant Stock, as the case may be, or the Company has received an opinion from Company counsel to the effect that such registration is not required, or the Holder has furnished to the Company an opinion of Holder's counsel, which counsel shall be reasonably satisfactory to the Company, to the effect that such registration is not required; and

         (b) the transfer complies with any applicable state securities laws.

         In the event Holder seeks an opinion as to transfer without registration from Holder's counsel, the Company shall provide such factual information to Holder's counsel as Holder's counsel may reasonably request for the purpose of rendering such opinion and such counsel may rely on the accuracy and completeness of such information in rendering such opinion. Upon issuance at a time when the Stock of the Company is not publicly traded, the Warrant Stock will bear a legend describing the restrictions on transfer set forth in this
Section 3.2.

         3.3 Procedure. (a) The holder of this Warrant, or of any warrant substituted therefor pursuant to the provisions of this Section 3.3, may, subject to the limitations set forth in Section 3.1, in person or by duly authorized attorney, surrender the same for exchange at such principal office of the Company and, within a reasonable time thereafter and without expense (other than transfer taxes, if any) receive in exchange therefor one or more duly executed warrants each evidencing the right to receive one share of Common Stock of the Company or such other number of shares as may be designated by the holder at the time of surrender.

         The Company and any agent of the Company may treat the person in whose name a warrant is registered as the owner of the warrant for all purposes hereunder and neither the Company nor such agent shall be affected by notice to the contrary. The Company covenants and agrees to take and cause to be taken all action necessary to effect such registrations, transfers and exchanges.

         (b) The Holder may transfer this Warrant on the books of the Company by surrendering to the Company:

         (i)     this Warrant;

         (ii) a written assignment of this Warrant, in substantially the form of the Assignment appearing at the end of this Warrant, naming the assignee duly executed by the Holder; and

         (iii) funds sufficient to pay any stock transfer taxes payable upon the making of such transfer.

         The Company shall thereupon execute and deliver a new Warrant in the name of the assignee specified in such instrument of assignment, and if this Warrant is transferred in part, the Company shall also execute and deliver in the name of the Holder a new Warrant covering the untransferred portion of the Warrant. Upon issuance of the new Warrant or Warrants, the Warrant surrendered for transfer shall be canceled by the Company.

         3.4 Expenses. The Company shall pay all expenses, taxes (other than transfer taxes), and other charges payable in connection with the preparation issue, and delivery of any new Warrant under this Article 3.

                   Article 4   Exercise Price and Adjustments

         4.1 Exercise Price. The initial Warrant Price for the Warrant Stock shall be $.40 per share.

         4.2 Stock Splits, Stock Dividends and Reverse Stock Splits. If at any time the Company shall subdivide (by reclassification, by the issuance of a Common Stock dividend on Common Stock, or otherwise) its outstanding shares of Common Stock into a greater number, the number of shares of Common Stock that may be purchased hereunder shall be increased proportionately and the Exercise Price per share of Common Stock shall be decreased proportionately as of the effective date of such action. The effective date of a stock dividend shall be the date on which the dividend is declared. Issuance of a Common Stock dividend shall be treated as a subdivision of the whole number of shares of Common Stock outstanding immediately before the record date for such dividend into a number of shares equal to such whole number of shares so outstanding
plus the number of shares issued as a stock dividend.   If at any time the
Company shall combine (by reclassification or otherwise) its outstanding number of shares of Common Stock into a lesser number, the number of shares of Common Stock that may be purchased hereunder shall be reduced proportionately and the Exercise Price per share of Common Stock shall be increased proportionately as of the effective date of such action.

         4.3 Dividends Other than in Common Stock or Cash; Other Distributions. If at any time while this Warrant is outstanding the Company shall declare or make for the benefit of all holders of its Common Stock any dividend or distribution upon its Common Stock other than ordinary cash dividends, or distributions to which Section 4.2 or 4.4 apply (whether payable in stock of any class or classes other than its Common Stock or payable in evidences of indebtedness or assets or in rights, options, or warrants or convertible or exchangeable securities), then in each such case the number of shares of Common Stock that may be purchased hereunder shall be determined by multiplying the number of shares of Common Stock theretofore comprising the Warrant Stock by a fraction, the numerator of which shall be the Fair Market Value per share of the Common Stock determined in accordance with Section 1.6 as of the record date for such dividend or distribution and the denominator of which shall be the Fair Market Value per share, as so determined, less the fair value as of such date, as reasonably determined by the Board of Directors of the Company, of the portion of such dividend or distribution applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made, and shall become effective on the date of distribution retroactive to the record date for the determination of shareholders entitled to receive the distribution. In the event the Company determines that the adjustment provided for above is unduly difficult or expensive to effect because of difficulties of valuation, the Company may, at its option and as an alternative to the adjustment, distribute and place in escrow for the Holder that portion of such dividend or distribution which the Holder would have received had it exercised this Warrant before the declaration of the dividend or the making of the distribution. Upon exercise of this Warrant, the Holder shall receive its portion of the dividend, distribution, or rights.

         4.4 Issuance on Common Stock of Options, Warrants or Rights. If at any time while this Warrant is outstanding the Company shall grant to all holders of its Common Stock any rights, options, or warrants (referred to in this Section 4.4 as "Rights") entitling them to purchase shares of Common Stock at a price per share that is lower at the record date for such issuance than the Fair Market Value of the Common Stock on such date determined in accordance with Section 1.6, the number of Shares of Common Stock that may be purchased hereunder shall be determined by multiplying the number of Shares of Common Stock theretofore comprising the Warrant Stock by a fraction of which the numerator shall be the number of shares of Common Stock outstanding or subject to issuance at prices at or below the Fair Market Value of the Common Stock on such record date (the "Existing Stock") plus the number of shares subject to issuance pursuant to the Rights and of which the denominator shall be the number of shares of Existing Stock plus the number of shares which the aggregate offering price of the total number of shares of Common Stock so offered would purchase at the then current Fair Market Value per share of Common Stock. Such adjustment shall be made whenever such rights, options, or warrants or issued and shall become effective retroactively immediately after the record date for the determination of shareholders entitled to receive such rights, options or warrants. In the event the Company determines that the adjustment provided for above in this Section is unduly difficult or expensive to effect because of difficulties of valuation, the Company may, at its option and as an alternative to the adjustment, grant and convey to the Holder of the Rights which the Holder would have received had it exercised this Warrant before issuance of the Rights.

         On the expiration or termination of any of the Rights, the number of shares of Common Stock then purchasable upon the exercise of each Warrant and the exercise price then in effect shall be subject to readjustment and the number of shares of Common Stock subject to the Warrants shall forthwith be decreased and the exercise price under the Warrants shall forthwith be increased to that which would have been in effect at the time of such expiration or termination had such Right, to the extent outstanding immediately prior to such expiration or termination, never had been issued.

         4.5 Exercise of Management Options. If at any time while this Warrant is outstanding any Anti-dilutive Option Shares are properly issued, then in each case the number of shares of Common Stock purchasable hereunder shall be increased by the product of each Warrant complete with the number equal to (a) [percentage of equity issued in all Warrants multiplied by (b) [percentage of all

Warrants represented by this Warrant] multiplied by the number of Anti-dilutive Incentive Option Shares so issued.

         4.6     Anti-dilution Adjustment in Exercise Price.

                 (a) In case the Company shall at any time after the date of this Warrant issue for consideration any shares of Common Stock or any securities or other rights convertible into Common Stock or any other equity security entitled to participate with the Common Stock in the earnings or assets of the Company (but not any equity security entitled to a fixed preference in such earnings or assets rather than a participation therein) (such other securities or rights herein called "Common Stock Equivalents") for a price per share less than the Exercise Price in effect immediately preceding the issuance of such additional Common Stock or Common Stock Equivalents, the Exercise Price in effect immediately prior to the issuance of such additional shares of Common Stock Equivalents shall forthwith be reduced to a price determined by:

                 (i)      An amount equal to the sum of

                           (x) the total number of shares of Common Stock deemed to be outstanding immediately prior to such issuance multiplied by the Exercise Price in effect immediately prior to such issuance,

                           (y) the total number of additional shares of Common Stock so sold multiplied by the price per share, if any, for which such shares are sold, and

                           (z) the aggregate amount paid for the Common Stock Equivalents so sold plus the aggregate amount subsequently required to be paid under the terms of such Common Stock Equivalents to acquire additional shares of Common Stock.

                 (ii) The total number of shares of Common Stock deemed to be outstanding immediately after the issuance of such additional shares of Common Stock or Common Stock Equivalents.

                 (b) For purposes of clauses (i) and (ii) of Subsection 4.6(a), the total number of shares of Common Stock deemed to be outstanding shall include that number of shares of Common Stock actually outstanding plus that number of shares of Common Stock then issuable under this Warrant plus that number of shares of Common Stock then issuable pursuant to terms of the Common Stock Equivalents at a price per share, computed pursuant to Subsection 4.6(d), that is less than the Exercise Price.

                 (c) For purposes of this Section 4.6, the price per share for which additional shares of Common Stock and Common Stock Equivalents are issued or sold shall, to the extent such price consists of cash, be computed on the basis of the amount of cash received by the Company (and in the case of Common Stock Equivalents, such amount plus the amount of cash required to be paid to acquire additional shares of Common Stock), after deduction of any expenses payable by the Company and any underwriting or similar commissions, compensations or concessions paid or allowed by the Company in connection with such issue or sale. To the extent that the consideration for such additional shares and Common Stock Equivalents is property or services other than cash, the amount thereof shall be the value received by or required to be paid to the Company as fixed in good faith by the Board of Directors of the Company

                 (d) The Exercise Price shall never be increased pursuant to this Section 4.6 except as provide in this Subsection 4.6(d). Upon the expiration unexercised of the entitlement to receive shares of Common Stock under any Common Stock Equivalents the issuance of which resulted in a an adjustment to the Exercise Price under this Section 4.6, then the Exercise Price shall thereupon be increased by the amount that the issuance or sale of such Common Stock Equivalent caused the Exercise Price to be decreased (subject to any applicable adjustment thereunder) and thereafter adjustments will be made to the Exercise Price in accordance with this Section 4.6.

         4.7 Reorganization and Reclassification. In case of any capital reorganization or any reclassification of the capital stock of the Company while the Warrant remains outstanding, the Holder of the Warrant shall thereafter be entitled to purchase pursuant to the Warrant (in lieu of the kind and number of shares of Common Stock comprising Warrant Stock that such Holder would have been entitled to purchase or acquire immediately before such reorganization or reclassification) the kind and number of shares of stock of any class or classes or other securities or property for or into which such shares of Common Stock would have been exchanged, converted or reclassified if the Warrant Stock had been purchased immediately before such reorganization or reclassification. In case of any such reorganization or reclassification, appropriate provision (as determined by resolution of the Board of Directors of the Company) shall be made with respect to the rights and interest thereafter of the Holder of the Warrant, to the end that all the provisions of the Warrant (including adjustment provisions) shall thereafter be applicable, as nearly as reasonably practicable, in relation to such stock or other securities or property.

         4.8 Statement of Adjustment of Warrant Stock. Whenever the number or kind of shares comprising Warrant Stock or the Exercise Price is adjusted pursuant to this Article 4, the Company shall promptly give notice to the Holder of record of the outstanding Warrant, stating that such an adjustment has been effected and setting forth the number and kind of shares purchasable and the amount of the then-current Exercise Price, and stating in reasonable detail the facts requiring such adjustment and the calculation of such adjustment.

         4.9 No Other Adjustments. No adjustments in the number or kind or price of shares constituting Warrant Stock shall be made except as provided in this Article 4.

                    Article 5   Covenants of the Company.

         The Company covenants and agrees that:

         5.1 Reservation of Shares. At all times, the Company will reserve and set apart and have, free from preemptive rights, a sufficient number of shares of authorized but unissued Common Stock or other securities, if applicable, to enable it at any time to fulfill all its obligations hereunder.

         5.2     Adjustment of Par Value.  Before taking   any action that
would cause an adjustment reducing the Exercise Price per share below the then par value of the shares of Warrant Stock issuable upon exercise of the Warrant, the Company will take any corporate action that may be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of such Warrant Stock at such adjusted price.

         5.3     Notice of Significant Events.  In case the Company proposes:

                 (a) to pay any dividend, payable in stock (of any class or classes) or in convertible securities, upon its Common Stock or to make any distribution (other than ordinary cash dividends) to the holders of its Common Stock; or

                 (b) to subdivide as a whole (by reclassification, by the issuance of a stock dividend on Common Stock, or otherwise) the number of shares of Common Stock then outstanding into a greater number of shares of Common Stock, with or without par value; or

                 (c) to grant to the holders of its Common Stock generally any rights or options; or

                 (d)      to effect any capital reorganization or
reclassification of capital stock of the Company; or

                 (e) to consolidate with, or merge into, any other corporation or business or transfer its property as an entirety or substantially as an entirety; or

                 (f) to effect the liquidation, dissolution, or winding up of the Company; or

                 (g) to make any other fundamental change in respect of which the Holder of this Warrant would have been entitled to vote, pursuant to the corporation law of Delaware, if the Warrant had been previously exercised;

then the Company shall cause notice of any such intended action to be given to the Holder of record of the Warrant (i) not less than thirty (30) days before the date on which the transfer books of the Company shall close or a record be taken for such stock dividend, distribution, granting of rights or options, or for determining rights to vote in respect of any fundamental change, including any capital reorganization, reclassification, consolidation, merger, transfer, liquidation, dissolution, winding up, or any other fundamental change, and (ii) in the case of any such capital reorganization, reclassification, consolidation, merger, transfer, liquidation, dissolution, winding up, or other fundamental change not less than thirty (30) days before the same shall be effective.

                    Article 6   Limitation of Liability.

         No provision of this Warrant shall be construed as conferring upon the Holder hereof the right to vote or to consent or to receive dividends or to receive notice as a stockholder in respect of meetings of stockholders for the election of directors of the Company or any other matter whatsoever as stockholders of the Company. In the absence of affirmative action by the Holder hereof to purchase shares of Common Stock, no provision hereof shall give rise to any liability of such Holder for the purchase price or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

                Article 7   Merger, Consolidation, or Change.

         7.1 Continuation of Warrant. Except as provided in Section 7.2, in the event that the Company proposes to consolidate with, or merge into, any other corporation or business or to transfer its property as an entirety or substantially as an entirety, or to effect the liquidation, dissolution, or winding up of the Company, or to change the Common Stock in any manner (other than to change its par value), then after the Company causes notice of such proposed action to be given to the Holder of record as provided in Section 5.3, the Holder shall be entitled, on or before the effective date of such merger, consolidation, transfer, liquidation, dissolution, winding up, or change to require the Company of the successor or purchasing entity, as the case may be, to (a) execute with the Holder an agreement providing that the Holder shall have the right thereafter and throughout the remaining term of the Warrant upon payment of the exercise price per Warrant Share in effect immediately prior to such action to purchase with respect to each share of Warrant Stock issuable upon exercise of this Warrant the kind and amount of shares of stock and other securities, property (including cash) or any combination thereof which the Holder would have owned or have been entitled to receive after the happening of such consolidation, merger, sale, conveyance, or change had this Warrant been exercised with respect to such share of the Warrant Stock immediately prior to such action and
(b) make effective provision in its Articles of Incorporation or otherwise, if necessary, in order to effect such agreement. Such agreement shall provide for adjustments which shall be as nearly equivalent as practicable to the adjustments in Article 4 of this Warrant. The provisions of this Section 7.1 shall similarly apply to successive consolidations, mergers, sales, conveyances or changes.

         7.2 Exception. Section 7.1 shall not apply to a consolidation or merger with a Person in which the Company is the surviving entity.

                        Article 8   Registration Rights

         8.1 Piggyback Registration Rights. If, at any time on or before the expiration of the Warrant, the Company proposes to file a registration statement for the public sale of any of its Common Stock under the Securities Act of 1933 the Company shall, not later than thirty (30) days prior to the initial filing of the registration statement, deliver notice of its intent to file such registration statement to the Holder, setting forth the minimum and maximum proposed offering price, commissions, and discounts in connection with the offering, and other relevant information. Within twenty (20) days after receipt of notice of the Company's intent to file a registration statement, the Holder shall be entitled to request that the Warrant Stock be included in such registration statement, and the Company will use its best efforts to cause such Warrant Stock to be included in the offering covered by such registration statement. In the event the Warrant Stock is included in the registration statement, the Holder may transfer the Warrant to an underwriter or broker for exercise by such underwriter or broker in connection with a distribution of the Warrant Stock.

         8.2 Filing Obligations of the Company. In connection with any registration of the Warrant Stock effected under Section 8.1, the Company shall:

                 (a) prepare and file the registration statement and such amendments and supplements to the registration statement and the prospectus or offering circular used in connection therewith as may be necessary to keep the registration statement effective for a period of ninety (90) days and to comply with the provisions of the 1933 Act and the rules and regulations thereunder with respect to the disposition of the Warrant Stock covered by the registration statement for the period required to effect the distribution thereof, but in no event shall the Company be required to do so for a period of more than ninety (90) days following the effective date of such registration statement;

                 (b) furnish to the Holder such number of copies of any prospectus or offering circular, including a preliminary prospectus, and of a full registration statement and exhibits in conformity with the requirements of the 1933 Act and rules and regulations thereunder, as the Holder may reasonably request in order to facilitate the disposition of such securities;

                 (c) use its best efforts to register or qualify the Warrant Stock covered by the registration statement, as the case may be, under the securities or blue sky laws of such jurisdictions as the Holder may reasonably request, and accomplish any and all other acts and things which may be necessary or advisable to permit sale in such jurisdictions of such Warrant Stock; provided, however, that the Company shall not be required to register as a dealer or to qualify as a foreign corporation in any such jurisdictions or to escrow any shares of its capital stock.

         8.3 Expenses. All expenses incurred by the Company in connection with any registration of the Warrant Stock effected under Section 8.1, including, without limitation, all registration or filing fees, fees and expenses of complying with state securities and blue sky laws, printing expenses, fees and expenses of the Company's counsel and accountants and fees and expenses of counsel for the Holder, shall be paid by the Company; provided, however, that all underwriting discounts and selling commission applicable to the Warrant Stock shall be borne by the Company but shall be borne by the Holder.

         8.4     Indemnification.

                 (a) By the Company. In connection with the filing of any registration statements and sales of the Warrant Stock thereunder, the Company shall indemnify and hold harmless the Holder of this Warrant, any underwriter, and each other Person, if any, who controls the Holder or the underwriter within the meaning of the 1933 Act, against losses, claims, damages or liabilities, joint or several (or actions in respect thereto) ("Losses"), to which any such Holder, underwriter, or controlling Person may become subject under the 1933 Act or otherwise, insofar as such Losses arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which the Warrant Stock was registered under the 1933 Act, any preliminary prospectus, offering circular or final prospectus contained therein, or any amendment or supplement thereto, or any report filed with the Securities and Exchange Commission (the "Disclosure Documents"), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse any such Holder, underwriter, or controlling Person for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claims, excluding any amounts paid in settlement of litigation, commenced or threatened, if such settlement is effected without the prior written consent of the Company;

provided, however, that the Company shall not be liable in any such case to the extent that such Losses arise out of or are based upon any untrue statement, alleged untrue statement or omission or alleged omission made in such Disclosure Document in reliance upon and in conformity with information furnished to the Company in writing by or on behalf of the Holder of this Warrant for use specifically in connection with the preparation of such Disclosure Document.

                 (b)      By the Holder.  In connection with the filing of any
registration statement   and sales of the Warrant Stock thereunder, the Holder
shall indemnify the Company, each of its directors, each of its officers who signed such registration statement, and each other Person, if any, who controls the Company within the meaning of the 1933 Act, against any Losses to which the Company, any of its directors, officers, or controlling Persons may become subject under the 1933 Act or otherwise, insofar as such Losses arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any of the Disclosure Documents or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, and any of its directors, officers, or controlling Persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claims, excluding any amounts paid in settlement of litigation, commenced or threatened, if such settlement is effected without the prior written consent of the Holder; provided, however, that such indemnification or reimbursement shall be payable in any such case only to the extent that such statement or alleged statement or omission or alleged omission is made in reliance on information furnished to the Company in writing by or on behalf of the Holder for use specifically in connection with the preparation of such Disclosure Document.

         8.5 Assignability. The rights of the Holder under this Article 8 may not be assigned except in accordance with Section 3.1 of this Agreement and subject to assumption by the assignee of the corresponding obligations hereunder.

         8.6 Discharge of Registration Obligations. In the event the Holder requests the Warrant Stock be registered pursuant to Section 8.1 herein, the Company shall have the right to discharge the registration obligations set forth in Section 8.1 by repurchasing all or any part of the Warrant or Warrant Stock, as designated by the Holder, for cash at Fair Market Value as of the date the Holder demands registration or the date the Company delivers notice of its election to repurchase, whichever is higher. The Company must deliver written notice to the Holder of its election to repurchase the Warrant within fifteen (15) days after receipt of a request by the Holder for registration and such notification must be accompanied by a non-refundable cash deposit equal to the purchase price of the Warrant or Warrant Stock under this Section 8.6. The Company shall deliver the balance of the purchase price to the holder upon delivery of the Warrant or Warrant Stock. In the event the Company does not deliver cash to the Holder as required under this Section 8.6, the Company's right to repurchase under this Section 8.6, the Company's shall be terminated.

                           Article 9   Miscellaneous.

         9.1 Governing Law. The rights of the parties arising under this Warrant shall be construed and enforced under the laws of the State of Texas without giving effect to any choice of law or conflict of law rules.

         9.2 Notices. Any notice or other communication required or permitted to be given or delivered pursuant to this Warrant shall be in writing and shall be deemed effective as of the date of receipt if delivered personally or by facsimile transmission (if receipt is confirmed by the facsimile operator of the recipient), or delivered by overnight courier service or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address in the United States of America for a party as shall be specified by like notice; provided that notices of change of address be effective only upon receipt thereof):

                 (i)      to the Holder as follows:

                          [address of Holders]

                 (ii)     to the Company as follows:

                          Rio Grande, Inc.
                          10101 Reunion Place
                          Union Square, Suite 210
                          San Antonio, Texas 78209

         9.3 Severability. If any provision of this Warrant shall be held invalid, such invalidity shall not affect any other provision of the Warrant that can be given effect without the invalid provision, and to this end, the provisions hereof are separable.

         9.4 Headings. The headings in this Warrant are for reference purposes only and shall not affect in any way the meaning of interpretation of this Warrant.

         9.5 Amendment. This Warrant cannot be amended or modified except by a written agreement executed by the Company and the Holder.

         9.6 Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns except that no party may assign or transfer its rights or obligations under this Agreement except to the extent explicitly permitted herein.

         9.7 Entire Agreement. This Agreement, together with its attachments, contains the entire understanding among the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, except as herein contained.

         IN WITNESS WHEREOF, the Company has cause this Warrant to be signed in its name by its President or a Vice President thereunto duly authorized.

Dated: __________________________


                                              RIO GRANDE, INC.


                                              By: ______________________________
                                              Its:______________________________

                              SUBSCRIPTION NOTICE

         The undersigned, the Holder of a Common Stock Purchase Warrant issued by Rio Grande, Inc. pursuant to a Note Purchase Agreement dates as of ______________, hereby elects to exercise purchase rights represented by such Warrant for, and to purchase thereunder, _______________ shares of the Common Stock covered by such Warrant and herewith makes payment in full therefor of ________________________ and requests that certificates for such shares (and any securities or the property issuable upon such exercise) be issued in the name of and delivered to _________________ whose address is
_______________________________________________.

         If said number of shares of Common Stock is less than the number of shares of Warrant Stock purchasable hereunder, the undersigned requests that a new Warrant representing the balance of the Warrant Stock be registered in the name of and issued and delivered to _________________ whose address is
_______________________________________________.

         The undersigned hereby agrees to pay any transfer taxes on the transfer of all or any portion of the Warrant or Warrant Stock requested herein.

         The undersigned agrees that, in the absence of an effective registration statement with respect to Common Stock issued upon this exercise, the undersigned is acquiring such Common Stock for investment and not, with a view to distribution thereof and the certificate or certificates representing such Common Stock may bear a legend substantially as follows: "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be transferred except as provided in
Article 3 of the Warrant to purchase Common Stock of Rio Grande, Inc., a copy of which is on file at the principal office of Rio Grande, Inc."



                                              __________________________________
                                                   Signature guaranteed:



Dated:_______________________

                                   ASSIGNMENT

         FOR VALUED RECEIVED, the undersigned hereby sells, assigns and transfers unto ________________________ the rights represented by the foregoing Warrant of Rio Grande, Inc., and appoints __________________ its attorney to transfer said rights on the books of said corporation, with full power of substitution in the premises.


                                                    ___________________________
                                                       Signature guaranteed:



Dated:_______________________